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                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                                ----------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported):  January 7, 1998



                             SFX BROADCASTING, INC.
               (Exact name of registrant as specified in charter)


           Delaware                     0-22486               13-3649750
----------------------------     ---------------------    -------------------
(State or Other Jurisdiction     (Commission File No.)       (IRS Employer
      of Incorporation)                                   Identification No.)


                  650 Madison Avenue, New York, New York 10022
            -------------------------------------------------------
              (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code:  (212) 407-9191

                                      N/A
            -------------------------------------------------------
         (Former name or former address, if changed since last report)

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ITEM 5.  OTHER EVENTS

CONSENT SOLICITATION.

         On January 7, 1998, SFX Broadcasting, Inc. (the "Company") commenced solicitations of consents (the "Consent Solicitations") to holders of its outstanding 10-3/4% Senior Subordinated Notes, due 2006 (the "Notes") and holders of its 12-5/8% Series E Cumulative Exchangeable Preferred Stock, due October 31, 2006 (the "Shares") to certain proposed amendments to the indenture pursuant to which the Notes were issued and the Certificate of Designations in respect of the Shares. As of January 5, 1998 there was $450.0 million in principal amount of Notes outstanding, and 2,250,000 Shares outstanding. There will be a payment for each consent delivered pursuant to the Consent Solicitations of $10.00 per $1,000.00 in principal amount of Notes and $1.00 per Share.

         The Company had previously announced that it had entered into a merger agreement (the "Merger Agreement") with an affiliate of Hicks, Muse, Tate & Furst pursuant to which the radio business of the Company would be merged into an affiliate of Hicks, Muse, Tate & Furst, with each holder of the Company's Class A Common Stock receiving cash consideration of $75.00 per share subject to adjustment in certain instances. Additionally, the Merger Agreement contemplates that the Company will spin-off all of its assets related to the live entertainment business into a new public company, SFX Entertainment, which will be owned by the present shareholders of the Company. The Company has announced a series of acquisitions (the "Pending Acquisitions") by SFX Entertainment of companies engaged in the live entertainment business. The purpose of the consent solicitations is to facilitate the spin-off of SFX Entertainment and the financing by SFX Entertainment of the Pending Acquisitions prior to the spin-off.

         The description of the Consent Solicitations set forth above does not purport to be complete and is qualified in its entirety by reference to the Consent Solicitation Statements attached hereto as exhibits, which are incorporated herein by reference. A copy of the press release announcing the commencement of the Consent Solicitations is also attached hereto as an exhibit.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION
         AND EXHIBITS

         (c) Exhibits

         4.1 Consent Solicitation Statement, dated January 7, 1998, of SFX Broadcasting, Inc. with respect to its 10-3/4% Senior Subordinated Notes, due 2006.

         4.2 Consent Solicitation Statement, dated January 7, 1998, of SFX Broadcasting, Inc. with respect to its 12-5/8% Series E Cumulative Exchangeable Preferred Stock, due 2006.

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         99.1   Press release, dated January 7, 1998, announcing the
                commencement of a consent solicitation by SFX Broadcasting, Inc. in respect of its 10-3/4% Senior Subordinated Notes, due 2006, and its 12-5/8% Series E Cumulative Exchangeable Preferred Stock, due October 31, 2006.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.


SFX BROADCASTING, INC.



By: /s/ Robert F.X. Sillerman
   -------------------------------------
    Name:  Robert F.X. Sillerman
    Title: Executive Chairman


Date:  January 7, 1998


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